Consent of Independent Registered Public Accounting Firm

We have issued our report, dated December 23, 2004, on the consolidated financial statements of Audiovox Specialized Applications, LLC which is included in the Annual Report of Audiovox Corporation and subsidiaries on Form 10-K for the year ended November 30, 2004. We hereby consent to the incorporation by reference of our report in the Registration Statements of Audiovox Corporation on Forms S-8 (Registration Nos. 333-36762 and 333-82073).




/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP


Elkhart, Indiana
March 31, 2005



                                  Exhibit 99.2